                                                                                                                                     Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
IN AND FOR NEW CASTLE COUNTY

PERSHING SQUARE, L.P., PERSHING	)
SQUARE II, L.P. and PERSHING	)
SQUARE INTERNATIONAL, LTD.,	)
)
Plaintiffs,	)
)
v.	)	Civil Action No. 2780-CC
)
CERIDIAN CORPORATION, a	)
Delaware corporation,	)
)
Defendant.	)

O P I N I O N

Date Submitted: April 11, 2007
Date Decided: May 11, 2007

Raymond J. DiCamillo and Seth Barrett Tillman, of RICHARDS, LAYTON & FINGER, P.A., Wilmington, Delaware; OF COUNSEL: Brian T. Frawley and Wendy P. Harper, of SULLIVAN & CROMWELL LLP, New York, New York, Attorneys for Plaintiffs.

David C. McBride, Rolin P. Bissell, Christian Douglas Wright, Sara Beth Reyburn, and Tammy L. Mercer, of YOUNG CONAWAY STARGATT & TAYLOR, LLP, Wilmington, Delaware; OF COUNSEL: Marc Wolinsky, Stephen R. DiPrima, Andrew A. Schwartz, and Garrett B. Moritz, of WACHTELL, LIPTON, ROSEN & KATZ, New York, New York, Attorneys for Defendant.

CHANDLER, Chancellor

     This is an action demanding access to books and records under 8 Del. C. § 220.

Plaintiffs-stockholders Pershing Square, L.P., Pershing Square II, L.P., and Pershing

Square International, Ltd. (collectively “Pershing Square”) seek access to two letters written by senior executives of Ceridian Corporation to its board of directors.1

Pershing Square’s purported reason for reviewing these letters is to (1) communicate with stockholders regarding an ongoing proxy contest, (2) investigate the suitability of the current board of directors, and (3) investigate mismanagement and wrongdoing by the current board.  Pershing Square supposes that these letters allege mismanagement on the part of the former CEO and lack of oversight by the board, complain of accounting problems, and suggest new corporate strategies.  Ceridian refuses to comply with Pershing Square’s demand, challenging its compliance with any of the prerequisites of § 220.  Additionally, Ceridian contends that the letters involve confidential communications between executive officers and the board, and that they must be protected in order to avoid potential chilling of these relations.

     Pershing Square commenced this action on March 7, 2007, seeking an order that would require Ceridian to provide copies of the letters.  The parties

__________________________
1 Over the course of this litigation, Pershing Square learned of the existence of a third letter. This
Opinion applies with equal force to that letter as well.

agreed to expedited proceedings, and this Court held a trial on April 11, 2007.  For the reasons explained herein, Pershing Square is not entitled to the relief it seeks.

I. PARTIES

     Plaintiffs Pershing Square, L.P. and Pershing Square II, L.P. are both Delaware limited partnerships and record holders of 100 shares of Ceridian common stock.

Pershing Square International, Ltd. is a Cayman Island exempted company and the record holder of 100 shares of Ceridian common stock.  All three companies collectively operate as an investment management company.  Currently, Pershing Square is

Ceridian’s largest stockholder, beneficially owning approximately 14.5% of Ceridian’s outstanding common stock.

     Defendant Ceridian Corporation is a Delaware corporation with its principal executive offices located in Minneapolis, Minnesota.  Ceridian is comprised of two primary businesses: HR Solutions, a multinational human resources company headquartered in

Minnesota, and Comdata, a major payment processor and issuer of credit cards, debit cards, and sort value cards headquartered in Tennessee.

II. BACKGROUND FACTS

     Pershing Square first purchased Ceridian stock on October 6, 2006.  Over the next two months, Pershing Square accumulated 20.5 million shares of Ceridian’s capital stock, valued in excess of $600 million.  Owning more than 11.3% of Ceridian stock,

Pershing Square became Ceridian’s largest stockholder.  Nevertheless, Pershing

Square represented itself as a “passive investor” in a Schedule 13G filed with the SEC on December 20, 2006.

     Around January 10, 2007, William A. Ackman, Pershing Square’s portfolio manager,

learned that Gary Krow, the President of Ceridian’s largest operating subsidiary,

Comdata, had sold a significant amount of Ceridian stock.  Ackman contacted Krow for more details.  During a phone call, Krow allegedly informed Ackman that he planned to quit his position at Comdata because he disagreed with the new business strategy pursued by Kathryn Marinello, the new CEO of Ceridian. 2  Krow, like Pershing Square,

wanted to see Comdata exist as an independent entity.  Marinello, on the other hand,

thought other strategic goals would bring greater long-term value to stockholders.  Krow also suggested to Ackman that Pershing Square run a slate of directors at the upcoming election and suggested a personal interest in

__________________________
2 Krow did not testify at trial, and the only evidence available to the Court as to his actual words is hearsay. Thus, the Court draws no conclusions as to what Krow actually related to Ackman during their meetings.

a position on Pershing Square’s slate. Ackman and Krow agreed to meet again the following week in New York.

     On Friday, January 12, 2007, numerous stockholders, including Pershing Square,

met with Marinello to discuss her business strategy for Ceridian.  This meeting, Ackman testified, confirmed the concerns raised in his conversation with Krow. Specifically,

Marinello expressed no great haste to spin-off Comdata and, instead, favored the pursuit of new acquisitions.  Based on this meeting with Marinello, Ackman believed that

Pershing Square needed to take immediate aggressive action by nominating a slate of directors for Ceridian’s upcoming annual meeting.  Ackman then called Krow and moved their scheduled meeting forward to January 14, 2007, at an airport near Nashville, TN.

     On Sunday, January 14, 2007, representatives of Pershing Square, including

Pershing Square’s counsel, met with Krow and Krow’s personal counsel.  According to

Ackman, Krow informed him that Krow would not run on Pershing Square’s slate of directors, but indicated that he would personally support Pershing Square’s nominees.

He also identified Ceridian stockholders who desired to have Comdata spun off as an independent company, who were loyal to him, and who would support Pershing

Square’s slate.  Krow, Ackman contends, then informed Pershing Square of the existence of two letters drafted by Krow and Douglas Neve, Ceridian’s CFO, to

Ceridian’s board of directors in February 2006.  Ackman admits that this was the first time Pershing Square learned of the letters and their content.3  These letters allegedly detailed mismanagement by Ceridian’s former CEO Ronald Turner, expressed concerns with accounting problems and financial statements that eventually led to SEC investigations, criticized then-current business plans and strategies, and hinted at, if not directly complained of, failure of the board to oversee management.4  Krow indicated

that these letters led to the CEO’s termination,5 but Krow expressed concern that the letters also damaged his working relationship with the current Ceridian board of directors.  As a result, Krow suspected that the board hired Marinello with the intention of firing him.

     After these discussions with Krow and Marinello, Pershing Square became an active Ceridian stockholder.  On January 18, 2007, Pershing

__________________________
3 Pershing Square states that other third parties confirmed the existence of the letters. None of these parties, however, testified at trial, submitted affidavits in connection with this case, or (to the extent that they actually knew of the letters) described the content of the letters in any detail.
Thus, the record before me supports only one conclusion: Pershing Square learned of the letters only from Krow.
4 This Court has reviewed the letters in camera and finds that the letters concern non-public business, strategy, and personnel matters, the latter of which concern a retired Ceridian executive (Mr. Turner). Further, they do not challenge, directly or indirectly, any board action or inaction.
5 Mr. Turner, who had served as President, CEO, and Chairman of the Board since 2000, retired on October 20, 2006.

Square, in a Schedule 13D filed with the SEC, officially changed its status to

“active investor” and attached a letter from it to the Ceridian board.  That January 18,

2007 letter described Pershing Square’s concern with the current board’s strategic and business decisions and announced that it planned to nominate a slate of directors.

Pershing Square neglected to mention its meeting with Krow or its knowledge of the letters and their supposed content.  Five days later, Pershing Square announced its slate of directors.  Additionally, Pershing Square purchased another $150 million of

Ceridian stock.  More than one month later, Pershing Square made the § 220 demand that led to this litigation.

     By letter dated February 28, 2007, Pershing Square made a written request to inspect certain stockholder list materials, a copy of Ceridian’s current bylaws, and other books and records of Ceridian pursuant to § 220.  These “other books and records”

specifically included a request for “[t]wo letters, the substance of at least one of which was discussed by [Pershing Square] with the Company’s financial advisor on January

29, 2007, from certain ‘named executives’ in the Company’s 2006 proxy statement, to the Board of Directors of the Company in 2006, addressing concerns with the management of the Company, which letters, [Pershing Square] believe[s], included concerns about the Board of Directors’ oversight responsibilities and/or performance of the prior Chief Executive Officer.”6  Pershing Square stated that its purpose was “to communicate with their fellow Company stockholders on matters relating to their mutual interests as stockholders, including the solicitation of proxies in connection with the election of the Stockholders’ nominees to the Board of Directors of the Company at the Company’s 2007 annual meeting of stockholders, and to investigate the suitability of the Company’s nominees to serve on the Board of Directors.”7  Once again, Pershing Square made no mention of its clandestine meeting with Krow and his counsel.

     In response to this demand, Ceridian provided a copy of its current bylaws and made available for inspection its stockholder list materials.  Ceridian refused, however, to provide the Krow and Neve letters, “explaining that Pershing’s proffered purpose for

inspection—i.e., ‘to investigate the suitability of the Company’s nominees to serve on the Board of Directors’—was not a proper purpose within the meaning of Section 220(b),

that the documents in question were and are confidential, and that the documents do not include any statements regarding Ceridian’s Board of Directors’ oversight

__________________________ 6 Compl. ¶ 14. [7] Joint Trial Ex. 1 at II(2).

responsibilities.”8  Further, according to Ceridian, “the documents were provided to the

Board in confidence[,] and [] the confidentiality of the documents has been maintained since that time.”9

III. CONTENTIONS

     Pershing Square argues that it is entitled to the Krow and Neve letters based on its stated purposes.  Pershing Square also contends that it seeks to investigate mismanagement, waste, and breaches of fiduciary duties, and that the pleadings,

discovery, Ceridian’s own admissions regarding the content of the letters, and (Pershing

Square believes) the letters themselves establish a credible basis to support such suspicions.  Further, the letters are necessary and essential to these proper purposes because they bear directly on the board’s oversight in the face of mismanagement.

Finally, Pershing Square states that Ceridian made no effort to establish that the documents were actually confidential in nature.  To the extent that they were properly marked confidential, however, numerous Ceridian executives compromised that confidentiality by disclosing the content of the letters to outsiders.

     Ceridian directly challenges Pershing Square’s stated purposes.  First, Ceridian believes that Pershing Square’s purpose of investigating the

__________________________
8 Opening Br. in Supp. of Def.’s Mot. for Summ. J. at 7.
9 Id.

suitability of nominees is legally unsupportable and contrary to public policy.  To hold otherwise, Ceridian posits, would expose every board-level document to inspection, as all such decisions arguably reflect a director’s suitability.  Second, Ceridian contends that a stockholder asserting as his proper purpose a desire “to communicate with stockholders” generally may receive only limited access to stockholder lists materials and may not investigate corporate books and records.  Without such a limitation, the argument goes, every corporate record or document would be subject to investigation based solely on a stockholder’s desire to communicate with other stockholders.  Finally,

Ceridian argues that Pershing Square’s alleged desire to investigate wrongdoing comes too late because this purpose was not expressly stated in the demand letter or complaint, and it is misplaced because the letters contain no allegations of wrongdoing by the board and, thus, provide no credible basis to support such suspicions.

     Ceridian further believes that Pershing Square’s decision to run a slate of directors before learning of the letters proves that the stated purposes are pretextual and that the letters are neither necessary nor essential to Pershing’s stated purpose.  Finally,

Ceridian contends that the documents, which contain personnel matters and strategic planning, were marked and maintained as confidential and should not be released.

According to Ceridian, distribution

of management/board communications would have a chilling effect on the candor and openness of communications between executives and the board—a harm Ceridian urges this Court not to facilitate.

IV. STANDARD OF REVIEW

     Inspection under § 220 may be had only for a proper purpose.10  A plaintiff who states a proper purpose must also prove that it has some credible evidence sufficient to warrant further investigation.11  Mere satisfaction of the proper purpose and credible basis for suspicion prongs will not equal automatic entitlement to the materials sought.

A plaintiff must also prove that the information it seeks is necessary and essential to satisfy its stated purpose.12  Finally, a plaintiff who proves all of these may be limited in its use of any information where the information is confidential and release would harm the company.13

__________________________
10 8 Del. C. § 220(b).
11 Seinfeld v. Verizon Commc’ns, Inc., 909 A.2d 117 (Del. 1996).
12 Polygon Global Opportunities Master Fund v. W. Corp., 2006 WL 2947486 (Del. Ch. Oct. 12,
2006).
13 Disney v. Walt Disney Co., 857 A.2d 444 (Del. Ch. 2004); Disney v. Walt Disney Co., 2005 WL
1538336 (Del. Ch. June 20, 2005).

V. ANALYSIS

    A. Proper Purpose

     According to the Delaware Supreme Court the proper purpose prong is “[t]he paramount factor in determining whether a stockholder is entitled to inspection of corporate books and records.”14  The statute defines a proper purpose as any purpose

“reasonably related to such person’s interest as a stockholder.”15  A stockholder seeking inspection bears the burden of proving that she has a proper purpose.16

Delaware courts have upheld § 220 demands for a variety of proper purposes.  The mere statement of a proper purpose, however, will not automatically satisfy § 220(b).17

     A corporate defendant may resist demand where it shows that the stockholder’s stated proper purpose is not the actual purpose for the demand.18  This showing is not made where a secondary improper purpose exists.19  Instead, in order to succeed, the defendant must prove that the

__________________________
14 CM & M Group, Inc. v. Carroll, 453 A.2d 788, 792 (Del. 1982).
15 8 Del. C. § 220(b).
16 8 Del. C. § 220(c).
17 See, e.g., Highland Select Equity Fund, L.P. v. Motient Corp., 906 A.2d 156 (Del. Ch. 2006)
(denying stockholder right to inspection because stated purpose, while proper, was not his actual purpose, and the actual purpose was improper), aff’d, No. 355, 2006, Steele C.J.
(April 4, 2007).
18 Id.
19 See, e.g., Grimes v. DSC Commc’ns Corp., 724 A.2d 561, 565 (Del. Ch. 1998) (holding that although plaintiff had secondary improper purposes, this did not preclude its right to inspect books pursuant to its actual proper purpose).

plaintiff pursued its claim under false pretenses,20 and its primary purpose is indeed improper.21  Such a showing is fact intensive and difficult to establish; however, “our courts have evidenced a somewhat greater willingness to scrutinize the credibility of the stated purpose when the stockholder’s demand is for books and records rather than merely for a stockholder’s list.”22

               1. Pershing Square’s Stated Proper Purposes

     Ceridian directly challenges whether Pershing Square’s stated purpose “to investigate the suitability of directors” is indeed a proper purpose.  Ceridian correctly notes that this Court has not ruled on the matter, but this fact alone does not determine whether a purpose is proper.  Section 220(b) defines a proper purpose as “a purpose reasonably related to such person’s interest as a stockholder.”  It is difficult for me to understand how determining an individual’s suitability to serve as a corporate director is not reasonably related to a person’s interest as a stockholder. After all,

__________________________
20 Sutherland v. Dardanelle Timber Co., 2006 WL 1451531, at *8 (Del. Ch. May 16, 2006)
(allowing shareholder access to company records where this Court determined that plaintiff’s stated purpose “to investigate the propriety and lawfulness of certain actions by the defendants”
was her actual and primary purpose).
21 BBC Acquisitions Corp. v. Durr-Fillauer Med., Inc., 623 A.2d 85, 88 (Del. Ch. 1992) (denying shareholder access to nonpublic information concerning the value of the corporation because this Court determined that the shareholder-bidder’s primary purpose for requesting the information was to value the corporation for purposes of determining what price to offer in its own bid and that such purpose was not a proper purpose under § 220).
22 Sutherland, 2006 WL 1451531, at *8.

stockholders elect directors to represent their interests in the corporation and have few other avenues by which they may influence the governance of their companies.  Once elected, directors alone direct the management of the company, and stockholders may express dissatisfaction only through the electoral check.

     Ceridian argues that strong policy considerations weigh heavily against recognizing the “investigation of the suitability of directors” as a proper purpose.  Ceridian specifically asserts that every decision made by a director reflects her judgment and is arguably relevant to an investigation of whether that director should be re-elected.

Thus, if this Court accepts this purpose as proper, Ceridian posits, it would expose every board-level document to inspection.  I disagree.

     Inspection under § 220 is not automatic upon a statement of a proper purpose.  First,

a defendant may defeat demand by proving that while stating a proper purpose,

plaintiff’s true or primary purpose is improper.23  Second, a plaintiff who states a proper purpose must also present some evidence to establish a credible basis from which the

Court of Chancery could infer there

__________________________
23 See Highland Select Equity Fund, 906 A.2d at 168 n.54 (quoting Sutherland, 2006 WL 1451531, at *8).

are legitimate concerns regarding a director’s suitability.24  That is, a stockholder must establish a credible basis to infer that a director is unsuitable, thereby warranting further investigation.25  Third, a plaintiff must also prove that the information it seeks is necessary and essential to assessing whether a director is unsuitable to stand for reelection.26  Finally, access to board documents may be further limited by the need to protect confidential board communications.27  Thus, accepting that a desire to investigate the “suitability of a director” is a proper purpose does not necessarily expose corporations to greater risk of abuse.

     Ceridian also challenges Pershing Square’s right to access the letters based on its stated purpose “to communicate with fellow stockholders.”  To prevent all company documents from potential exposure under such a broad purpose, Ceridian argues that stockholders seeking to communicate with

__________________________
24 See, e.g., Seinfeld, 909 A.2d at 124 (holding that a plaintiff must present some evidence to establish a credible basis for the Court of Chancery to infer possible wrongdoing).
25 Section 220 requires the Court to ensure a proper balance between the rights of stockholders to obtain information and the ability of directors to manage the business of the corporation without undue interference. In order to strike such a balance, the Court must require stockholders to show some reason or basis to challenge suitability. To hold otherwise would allow a stockholder to engage in a fishing expedition, an exercise that does not benefit the corporation or its stockholders.
26 See, e.g., Polygon Global Opportunities Master Fund, 2006 WL 2947486, at *4 (holding that in the context of a publicly traded company, plaintiff must show that the information made publicly available in connection with the proposed transaction omits information that is necessary, essential, and sufficient for its purpose.).
27 See, e.g., Disney, 2005 WL 1538336, at *4.

fellow stockholders may only access stockholder lists materials.  To support this contention, Ceridian relies on § 220 cases where this Court granted access to stockholder list materials in order to allow a stockholder to communicate with fellow stockholders.28  Nevertheless, Ceridian fails to cite, and I am unable to find, any case that holds that a stockholder who seeks to communicate with fellow stockholders automatically receives limited access under § 220 simply because it states this purpose.

As previously discussed, a stockholder’s right to inspection is necessarily limited by its ability to satisfy all requirements of § 220.  Where a stockholder satisfies these requirements, investigation will not be limited for the reasons Ceridian now suggests.

Although “[t]he Court may in its discretion, prescribe any limitations, or conditions with reference to the inspection … as the Court may deem just and proper,” 29 no such additional limitation is necessary in the circumstances here.

__________________________
28 Reply Br. in Supp. of Def.’s Mot. for Summ. J. at 9 (citing LeRoy v. Hardwicke Cos., 1983
WL 21022, at *1 (Del. Ch. Feb. 16, 1983) (ordering access to “the ‘stock list.’”); Vista Res., Inc. v.
Camelot Indus., 1982 WL 17850, at *1 (Del. Ch. Mar. 31, 1982) (“plaintiff . . . is entitled to a stocklist as sought in the complaint”); Devon v. Pantry Pride, Inc., 1984 WL 8250, at *1 (Del. Ch.
Nov. 21, 1984) (granting relief where “plaintiffs seek to inspect the stockholder list”); cf. Highland
Select Equity Fund, L.P. v. Motient Corp., 2007 WL 907650 (Del. Ch. Mar. 14, 2007) (dismissing complaint where plaintiff demanded information beyond stockholder list), aff’d, 2007 WL
1017098 (Del. Apr. 4, 2007)).
29 8 Del. C. § 220(c)(3).

     Finally, Ceridian contends that Pershing Square’s failure to explicitly state

“investigation of mismanagement and wrongdoing” as a proper purpose in the demand letter or complaint precludes it from relying on that purpose now. Pershing Square’s demand letter indeed fails to list “investigation of mismanagement and wrongdoing” as a stated purpose.  Further, Pershing Square’s later-filed proxy statements, which outline its purposes for challenging the board, also fail to mention such behavior.  The complaint, however, does contain an air of concern regarding the letters’ supposed allegations of mismanagement and lack of oversight by the board, though Pershing

Square again fails to specifically state mismanagement, lack of oversight, or wrongdoing as its purpose.  In limited circumstances, this Court has allowed considerations of surrounding circumstances and trial testimony to cure defects in the wording of a demand.30  In this case, however, an ultimate decision regarding the precise boundaries of plaintiffs’ purpose has no determinative effect on the Court’s ultimate judgment.

__________________________
30 See, e.g., Carpenter v. Tex. Air Corp., 1985 WL 11548, at *2-3 (Del. Ch. Apr. 18, 1985)
(stating that “[i]t is [] possible to cure any technical defect in the wording of demand at trial,”
and that “[t]he burden of persuasion to cure a technical defect at trial is, however, upon a plaintiff”) (citations omitted).

              2. Pershing Square’s Stated Proper Purpose Versus Its Actual Purpose

     Although Pershing Square states proper purposes, the evidence overwhelmingly establishes, and I find as a fact, that despite the stated proper purposes, one improper purpose drives Pershing Square’s demand and this litigation: to find a legal vehicle by which Pershing Square can publicly broadcast improperly obtained confidential information.

     Pershing Square openly admits the source of its knowledge—Krow. While Krow was a Ceridian fiduciary, but contemplating resignation, he formed an alliance with his employer’s largest stockholder to achieve one common goal—the replacement of the current board with a board that would spin-off Comdata and retain Krow as CEO.  To further this goal, Krow participated in two secret meetings with Pershing Square.  In the first, he discussed Ceridian’s strategic plans, aligned himself with Pershing Square, and schemed to unseat Ceridian’s current management and board. In the second meeting,

held on one day’s notice in an airport, Krow reassured Pershing Square that he was adverse to the current board and at least allied with, if not loyal to, Pershing Square.

Krow advised Pershing Square of Ceridian stockholders who were loyal to Krow and would likely support Pershing Square’s opposition slate.  He also advised Pershing

Square on the

suitability of at least one of its nominees.  Further, he disclosed confidential information written not only by himself, but also by another Ceridian executive officer.

     Notably, Pershing Square and Krow were both represented by counsel, who informed them that Krow might face legal issues if he joined Pershing Square’s slate.

Yet, neither party seemed concerned that Ceridian, the company that employed Krow,

was not represented at this meeting.  Both participants ignored all duties that Krow owed to Ceridian, including Krow’s duty to report to management elected by and responsible to all stockholders.  It appears that self-interest, not the best interest of the corporation or its stockholders, drove Krow’s actions, and Pershing Square stood to benefit from Krow’s self-interested actions.

     Based on the evidence adduced at trial, I conclude that Pershing Square seeks, via this § 220 action, to enlist this Court as an aider and abettor in the covert alliance with

Krow, using this Court and § 220 to legitimize, or provide legal cover for, an improper disclosure made in furtherance of Krow’s improper and self-interested goals.  This is

Pershing Square’s true purpose, and it is not, in my opinion, a proper one.31  As such, I need not

__________________________
31 Pershing Square made clear in this litigation that it seeks access to the letters to use them in the proxy contest to unseat Ceridian’s nominees. Thus, this § 220 action has one reach the question whether Pershing Square has provided a credible basis for the stated purposes or whether the letters are necessary and essential for Pershing

Square to effectuate the stated purposes.  Assuming, however, that Pershing Square asserted an actual proper purpose, provided a credible basis for any allegations of wrongdoing, and proved that the letters were necessary and essential for the stated

purpose, it would remain unable to use the documents in the manner it seeks because the documents are confidential and should be protected in order to avoid harmful chilling of candid communications between executives and a board of directors.32

    B. Confidentiality

     In determining stockholder inspection rights under § 220, this Court may “in its discretion, prescribe any limitations or conditions”33 that it deems necessary to “protect the corporation’s legitimate interests and prevent

_____________________________________________________________________________
instrumental objective: Have this Court order access to confidential documents that Pershing Square otherwise cannot legally publish or describe in its proxy materials.
32 I recognize that confidentiality itself does not typically bar access to company records; instead, stockholders receive the information but are barred from publication by a confidentiality order.
Pershing Square, however, has made clear that it seeks access to these letters only to publish them in connection with the upcoming proxy contest. Because I hold that the letters are confidential and may not be published, I see no need, in these circumstances, to engage in the gratuitous exercise of granting access to the letters and simultaneously prohibiting publication.
33 8 Del C. § 220(c) (“The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other or further relief as the court may deem just and proper.”).

possible abuse.”34  One such condition has become common. “[I]t is customary for any final order [in a § 220 action] to be conditioned upon a [reasonable] confidentiality

[agreement].”35  The facts here, however, present a slightly different situation than often exists in § 220 confidentiality battles.  Generally, parties negotiate a confidentiality agreement and exchange information pursuant to that agreement.  Thereafter, plaintiffs seek to disclose the information stating that it is not actually confidential,36 or that although the information is confidential the benefit of disclosing the information to the stockholders outweighs any harm to the company.37

     No such confidentiality agreement exists here. Pershing Square instead seeks to publish parts or all of the letters in the context of an ongoing proxy contest.38

Nonetheless, I find Disney v. The Walt Disney Co. instructive.39  In that case, the plaintiff agreed to a confidentiality order that gave the company unfettered power to designate documents as “confidential;” the plaintiff, however, possessed the right to challenge that designation in this Court.  A

__________________________
34 CM & M Group, Inc., 453 A.2d at 793-94 (citations omitted).
35 Disney, 857 A.2d at 446 (citations omitted).
36 See, e.g., Dolphin Ltd. P’Ship, L.P. v. infoUSA, Inc., 2006 WL 1071518 (Del. Ch. Apr. 11, 2006)
(examining the requested documents in camera and finding that they were improperly marked as confidential).
37 Disney, 857 A.2d at 449.
38 Trial Tr. 30, Apr. 11, 2007. ([T]o the extent that we think [the letters are] going to be helpful in making our case in the proxy contest … we intend to use them in the proxy contest.)
39 2005 WL 1538336 (Del. Ch. June 20, 2005).

similar situation exists here.  Ceridian, pursuant to numerous company policies and the instructions of the authors of the letters, designated this information as confidential.

Pershing Square challenges whether the information is actually confidential.  To the extent that it is, Pershing Square argues that Ceridian breached the confidentiality, and that disclosure will provide a greater benefit to stockholders than harm to the company.

Thus, this Court will “make specific findings as to whether the documents are confidential.”40  If they are, this Court will address: (1) whether the company breached such confidentiality; and (2) “the potential benefits and potential harms from disclosing the documents for [the] stated purposes.”41

              1. The Letters Are Confidential

     Pershing Square seeks letters written by Ceridian executives Krow and Neve to

Ceridian’s board of directors in early 2006 that primarily express disapproval of then-CEO, Ron Turner.  To explain this dissatisfaction, the documents contain discussions, opinions, and assessments by those senior executives concerning both public and nonpublic business and strategies regarding Ceridian, Comdata, and other

Ceridian subsidiaries.

__________________________
40 Id.
41 Id.

     After reviewing these documents in camera, I conclude that they are of a confidential nature and should remain confidential.  The letters focus on non-public business and personnel matters.  They do not challenge any board action or inaction.

Instead, they contain candid communications from senior executives to the board, and in some instances, call to the board’s attention sensitive matters regarding suspected mismanagement on the part of a fellow executive, Ron Turner (who announced his departure from the company only two months after the letters were submitted).

Furthermore, those who participated in the communications marked them “confidential”

and, presumably, expected that the information was and would remain confidential.

              2. The Confidentiality Has Not Been Compromised

     Pershing Square argues that to the extent this information is confidential, Krow disclosed the content and breached any expectation of confidentiality.42  Ceridian’s

Code of Conduct states that “only executive

__________________________
42 Pershing Square also argues that Ceridian executives disclosed the letters and their content to other third parties. I find these assertions without merit. Pershing Square admits that it first learned of these letters and their content from Krow. Then, according to Ackman, other third parties informed Pershing Square that they had heard of the letters. Ackman, however, failed to testify that any of these third parties actually provided him with any of the content of the letters.
Further, none of these sources appeared in court or submitted affidavits affirming Ackman’s allegations. Based on this information, I cannot conclude that executives at Ceridian did anything other than try to protect this confidential information.

officers or lawyers may determine which proprietary information, if any, may be released.”  Based on this phrase, Pershing Square argues that Krow unilaterally could determine that the information was no longer proprietary.  I disagree.  Such a reading of this phrase would make the entire section inapplicable to all executive officers and lawyers.  Further, to the extent this phrase was meant to carry the weight Pershing

Square suggests, large portions of Krow’s employment contract and the Code of

Conduct would amount to nothing more than pure verbiage.

     Krow’s employment contract specifically states that “[e]xecutives will not … publish,

disclose, or utilize in any manner any Confidential Information obtained while employed by Ceridian.”43  Further, “[i]f [e]xecutive leaves the employ of Ceridian, Executive will not,

without Ceridian’s prior written consent, retain or take away any drawing, writing or other record in any form containing any Confidential Information.”44  The contract defines confidential information as “information or material which is not generally available to or used by others … including … information or material relating to Ceridian which when received is marked ‘proprietary,’ ‘private,’ or ‘confidential.’”  This language undermines plaintiffs’ assertions.

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43 Joint Trial Ex. 41 at Art. V.
44 Id. (emphasis added).

If Krow could unilaterally determine what constitutes confidentiality, there would be no need to include in his employment contract this language, which expressly restricts

Krow’s ability to use and distribute confidential information.

     The Code of Conduct also requires employees to protect Ceridian’s proprietary information, defined as “information that is not generally known outside of Ceridian.”45

Examples include “[b]usiness plans or statistics, including information about business units’ earnings, gross or operating margins, expenses, order and backlog levels,

customer information, and financial forecasts,” a number of which are included in the letters.  The Code specifically states that employees may not release confidential information to pursue conflicts of interest.46  The Code further notes that except where specified, its provisions apply to all employees.  No exceptions are listed under the sections addressing proprietary information or conflicts of interests.  Thus, it strains reason to suggest that based on the one phrase cited above, Krow could unilaterally change the status of documents and use proprietary information for his personal advancement when the remainder of the Code and his employment contract suggest otherwise.

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45 Joint Trial Ex. 38 at 3.
46 Id.

      Additionally, Krow’s subsequent behavior suggests that the information remains confidential.  Although Ackman contends that Krow informed him of the letters, Krow now denies these allegations.  Further, Krow failed to provide Pershing Square with a copy of the letters, although he undoubtedly possesses access to them as an author.

      Finally, Pershing Square has been unable to obtain a copy of the letters from any source, although Ackman testified that at least three other people confirmed knowledge of the letters.  This lack of availability of the materials from any of the alleged sources suggests that the letters were meant to be and have remained confidential.

              3. The Potential Harm Outweighs the Benefit of Disclosure

      The potential benefit of the release of these letters is very similar to that in Disney and can be stated as such.  “Stockholders have a legitimate interest in monitoring how the boards of directors of Delaware corporations perform their managerial duties.”47  This includes an interest in monitoring and investigating possible breaches of fiduciary duties owed to stockholders.  Although Pershing Square’s right to monitor the board may be served by releasing the letters, it seems unlikely because, as previously stated, the letters do not challenge board action or inaction.  Further, Ackman’s testimony

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47 Disney, 2005 WL 1538336, at *4.

suggests that Pershing Square has no significant interest in investigating wrongdoing but instead is primarily, if not solely, driven by a desire to publish the letters.  I am unable to release the letters under these circumstances because the resulting harm is much greater than the purported benefit.

      The potential harm to, and chilling effect on, the candid communications between high ranking executives and the board is significant.  “If any stockholder can make public the preliminary discussions, opinions, and assessments of board members and other high-ranking employees, it will surely have a chilling effect on board deliberations”48 and on important relations and communications between directors and executives.

Directors, while they set the strategic vision of the company and monitor the managers in carrying out that vision, usually are not involved in the daily inner workings of the company.  Executives, on the other hand, are exposed in this manner.  Thus, executives may provide an invaluable source of information regarding highly relevant topics such as employee morale, employee efficiency, employee mismanagement, and a plethora of other topics.  In order to keep directors well-informed in this regard, it is important as a policy

__________________________ 48 Id.

matter that we protect the confidentiality of communications. I do not suggest that any document between an executive and a board member that the company marks as confidential is automatically excluded from inspection under § 220.  There are circumstances where these confidential designations are overbroad,49 or where the benefit of disclosure outweighs the risks of harm.  But, where a document indeed involves confidential business and personnel matters and where the potential benefit of disclosing the information does not outweigh the potential harm,50 this Court should exercise caution in requiring disclosure absent special circumstances.51

VI. CONCLUSION

     This Court is required under 8 Del. C. § 220 to ensure that a stockholder’s primary purpose in demanding access to corporate books or records is proper and to prevent abusive use of such demands.  Where those

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49 See, e.g., Dolphin Ltd. P’Ship, L.P. v. infoUSA, Inc., 2006 WL 1071518 (Del. Ch. Apr. 11, 2006)
(examining the requested documents in camera and finding that they were improperly marked as confidential).
50 Ackman provides the most telling description of the potential benefit of disclosing the letters.
He specifically states, “I think it’s very likely we will get directors on the new board. I think that getting a clean sweep, if you will, is harder: and the letters will be helpful in terms of our accomplishing that.” Trial Tr. 50-51, Apr. 11, 2007. Ackman’s testimony at trial made clear that
Pershing Square seeks to publish letters only to secure a political landslide in the ongoing proxy contest. The potential harm to the corporation, however, is significant. Publication of these letters may substantially chill candid communications of this type between executives and directors. This harm outweighs the potential benefit resulting from release.
51 See, e.g., Disney, 857 A.2d at 448-50 (describing situations where publication of confidential information is warranted).

elements are in doubt, the Court will use its statutory powers to deny relief.  The facts and circumstances in this case “describe a remarkable confluence of events that amount to an abuse of the Section 220 process, designed for some purpose[] other than to exercise [Pershing Square’s] legitimate rights as a stockholder[].”52  Pershing

Square initiated this § 220 action with a single objective in mind: to find a legal mechanism by which it can publicly broadcast otherwise improperly obtained and confidential information.  This does not state a proper purpose.  But even if Pershing

Square does state a proper purpose, it is prohibited from accessing and publishing the confidential letters.  The letters are confidential, have been consistently maintained as such, and release would chill valuable communications between executives and board members—a harm that I find outweighs the benefits of disclosure in these unusual circumstances.  Accordingly, I deny Pershing Square’s demand to inspect and to publish the disputed letters.

       IT IS SO ORDERED.

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52 Highland Select Equity Fund, 906 A.2d at 167.